UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 29, 2025

CO-DIAGNOSTICS, INC.

 (Exact name of registrant as specified in its charter)

Commission File No. 001-38148

Utah	46-2609363
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification Number)

2401 S. Foothill Drive, Suite D

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 438-1036

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CODX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 - Material Modification to Rights of Security Holders

As previously disclosed, on December 5, 2025, at a special meeting of the stockholders of Co-Diagnostics, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-30, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization from our stockholders.

On December 29, 2025, the Company’s Board of Directors approved a reverse stock split ratio of 1-for-30. The Company filed the Amendment with the Secretary of State of the State of Utah on December 29, 2025, which will be effective at 11:59 pm Mountain Time on Thursday, January 1, 2026. The Company’s shares will begin trading on a split-adjusted basis on the Nasdaq Capital Market commencing upon market open on January 2, 2026. A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This discussion is qualified in its entirety by reference to the full text of the Amendment.

As a result of the reverse split, every thirty shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.001 per share. The Company will not issue any fractional shares in connection with the reverse stock split. Instead, the number of shares will be rounded up to the next whole number. The reverse stock split will not modify the rights or preferences of the common stock.

Immediately after the reverse stock split becomes effective, there will be approximately 2,095,031 shares of common stock issued and outstanding. The common shares will trade under a new CUSIP number, 189763204, effective January 2, 2026, and continue to trade under the symbol “CODX.” All stock options and warrants of the Company outstanding immediately prior to the reverse stock split have been proportionally adjusted.

The Company has appointed its transfer agent, VStock Transfer, LLC, to act as exchange agent for the reverse stock split. Stockholders owning shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split and will not be required to take further action in connection with the reverse stock split, subject to brokers’ particular processes.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD. Disclosure.

On December 30, 2025, the Company issued a press release announcing the reverse stock split. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Co-Diagnostics, Inc.
99.1	Press release dated December 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CO-DIAGNOSTICS, INC.

Date:	December 30, 2025	By:	/s/ Brian Brown
Brian Brown
Chief Financial Officer (Principal Financial and Accounting Officer)